Exhibit 99.2

News Release	CORPORATION

7140 Office Circle

P.O. Box 15600

Evansville, IN 47716-0600

Investor Relations: Chad Monroe

Phone: (812) 962-5041

Media Relations: Timothy G. Weir, APR

Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Discusses Softening Industry Conditions and Key Customer Developments

EVANSVILLE, Ind. — October 10, 2012 — Accuride Corporation (NYSE: ACW) — a leading supplier of components to the North American commercial vehicle industry — indicated that softening industry conditions and key customer developments are creating a challenging near-term environment. Class 8 truck orders continue to be weak and have led to rapidly declining build schedules at Accuride’s major OEM customers. In addition, Navistar and Paccar notified the Company that they will no longer offer Gunite hub and drum assemblies as standard equipment on their vehicles beginning in the third and fourth quarters of 2012, respectively. Fleets will continue to have the option to specify Gunite products when ordering vehicles.

The Company is taking the necessary actions to respond to these changing business conditions. The closure of the Elkhart facility and the consolidation of the Brillion machining operations into Gunite’s Rockford facility have been pulled ahead to the fourth quarter of 2012. The Company has also reduced its corporate salaried workforce by 14% along with other cost reduction efforts.

Due to the uncertainty in the business environment, the Company’s expected 2012 performance will be below its previously announced guidance for 2012. As of September 30, 2012, the Company had $20.3 million of cash with $20.0 million outstanding on the $100.0 million commitment of the ABL revolver. Strong cash generated from operations during the third quarter was offset by the $14.7 million semi-annual interest payment on our senior secured notes and capital expenditures.

“In spite of the near-term industry challenges, our plan to ‘Fix & Grow’ Accuride is on track,” said Accuride President and CEO Rick Dauch.  “We are taking the actions necessary to reduce our cost structure in the face of challenging and rapidly changing industry conditions, without jeopardizing our operational turnaround and long-term strategic objectives. Our Aluminum Wheel and Gunite manufacturing equipment launches and the consolidation of manufacturing operations at Gunite and Imperial will be completed by year-end. Long-term industry fundamentals remain intact, pointing to a recovery over the next several years. We are confident that the actions we are taking will make Accuride a much stronger and more dependable company for our customers and shareholders.”

As previously announced, Accuride will be presenting at Deutsche Bank’s 20th Annual Leveraged Finance Conference where it will discuss the Company’s response to changing industry conditions.  The Company will webcast its presentation on Wednesday, October 10, 2012. Rick Dauch, Accuride President & CEO, and Greg Risch, Vice President & Chief Financial Officer, will speak to the investment community beginning at 3:00 p.m. Pacific Time.

Accuride’s presentation will be broadcast live through an audio webcast available at the Investor Information section of the Company’s website — www.accuridecorp.com. Presentation slides will be available for download at the site and the webcast will be available for replay for 30 days following the event.

About Accuride Corporation

With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the commercial vehicle industry. The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components. The company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM and BrillionTM. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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